Exhibit 99.28(h)(2)(i)

FAIR VALUE SERVICES AMENDMENT

TO

ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

This Fair Value Services Amendment (the “Amendment”) is made as of the 1st day of June, 2009, by and between BHR Institutional Funds (the “Fund”) and PNC Global Investment Servicing (U.S.) Inc. (formerly, PFPC Inc.) (“PNC”).

BACKGROUND:

A.	The Trust and PNC are parties to an Administration and Accounting Services Agreement dated as of November 1, 2006, as amended (the “Agreement”), which relates to the Funds (as defined below).

B.	The Trust desires that the fair value pricing procedures described in this Amendment apply to each of the Trust’s portfolios that are identified on the then-current Schedule A hereto (individually, a “Fund,” and collectively, the “Funds”).

C.	The Fund desires that, in accordance with Schedule B hereto, PNC use the fair value price adjustment factors that are provided by a third-party pricing vendor selected by the Trust (“Pricing Vendor”) in connection with certain foreign equity securities, and subject to the terms of this Amendment PNC is willing to receive and use such fair value price adjustment factors provided by the Pricing Vendor.

D.	The Trust and PNC desire to amend the Agreement to accommodate the foregoing.

E.	This Background section and the Schedules to this Amendment are hereby incorporated by reference in and made a part of this Amendment.

TERMS:

The parties hereto hereby agree that:

1.	The Trust has entered into an agreement with the Pricing Vendor, currently ITG Inc., for the Pricing Vendor to provide fair value price adjustment factors to PNC for the relevant foreign equity securities (“Fair Value Price Adjustments”). The Trust will notify PNC in writing if it desires to select a different Pricing Vendor, and the parties hereto will work together to determine, as between the parties hereto, the terms and fees under which a different Pricing Vendor would be acceptable to each party hereto.

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2.	Unless the Fund directs PNC otherwise by Written Instructions, the Trust hereby authorizes and instructs PNC to: (a) according to procedures set forth on Schedule B, receive from the Pricing Vendor the Fair Value Price Adjustments (in a format reasonably required by PNC) for each of the Funds and (b) under the circumstances set forth on Schedule B, use such Fair Value Price Adjustments that it receives in all relevant calculations (e.g., NAV) for the Funds. PNC agrees to perform the foregoing services and provide reports to the Trust as specified in Schedule B hereto. For clarification, a portfolio shall not be considered a Fund, and PNC shall have no responsibility under this Amendment with respect to any portfolio, unless such portfolio is identified on the then-current Schedule A hereto.

3.	The Trust understands and agrees that PNC will not be able to employ its standard review process to the Fair Value Price Adjustments and that PNC shall have no obligation to inquire into, verify or otherwise analyze the accuracy or reasonableness of any of the Fair Value Price Adjustments it receives, except for PNC’s duties that are set forth on Schedule B. Except for PNC’s duties that are set forth on Schedule B, the Trust hereby assumes all responsibility for verifying the accuracy and reasonableness of the Fair Value Price Adjustments and the appropriateness of each Fund’s use of the Fair Value Price Adjustments, regardless of any efforts of PNC in this respect. The Trust hereby represents, warrants and covenants that each Fund’s Fair Value Pricing Committee has evaluated and approved the use of the Pricing Vendor’s Fair Value Price Adjustments with respect to such Fund and believes such use to be consistent with (a) the security valuation procedures and policies adopted by the Trust’s Board of Trustees and (b) the registration statement(s) of the Funds. The Trust acknowledges that security-specific fair value determinations must be made by the Trust and/or the Value Pricing Committee of the respective Funds, and are not made by PNC.

4.	Notwithstanding anything to the contrary in the Agreement or this Amendment, the Trust hereby agrees to indemnify, defend and hold harmless PNC and its affiliates from all taxes, charges, expenses, assessments, claims and liabilities (including attorneys’ fees and disbursements, court costs, travel costs and other out-of-pocket costs) (collectively, “Losses”) arising directly or indirectly out of errors or defects in the Fair Value Price Adjustments; provided, however, that PNC shall not be indemnified, defended or held harmless for any Losses under this Section 4 to the extent that such Losses are caused by PNC’s or its affiliates’ own willful misfeasance, bad faith, gross negligence or reckless disregard in the performance of its obligations under this Amendment or the Agreement.

5.	A party may terminate this Amendment on ten (10) day’s written notice to the other party hereto. Termination of this Amendment shall not constitute a waiver of any rights, remedies or obligations of a party hereto relating to this Amendment (including without limitation the obligation to pay fees

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and expenses) that accrue or are incurred prior to such termination. Termination of this Amendment shall not terminate the Agreement.

6.	As compensation for services rendered by PNC during the term of this Amendment, the Trust will pay to PNC a fee or fees as may be agreed to in writing by the Trust and PNC, which shall be in addition to and not in lieu of any other fees payable to PNC with respect to the Agreement.

7.	Miscellaneous.

(a)	Capitalized terms not defined in this Amendment have their respective meanings as defined in the Agreement.

(b)	As hereby amended and supplemented, the Agreement shall remain in full force and effect. In the event of a conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall control with respect to the subject matter of this Amendment.

(c)	This Amendment constitutes the complete understanding and agreement of the parties with respect to the subject matter of this Amendment and supersedes all prior communications with respect thereto.

(d)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

(e)	This Amendment shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the date and year first above written.

BHR INSTITUTIONAL FUNDS

By:	/s/ Holly Ann Butson

Name:	Holly Ann Butson

Title:	Chief Compliance Officer

PNC GLOBAL INVESTMENT SERVICING (U.S.) INC.

By:	/s/ Jay F. Nusblatt

Name:	Jay F. Nusblatt

Title:	Senior Vice President

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Schedule A

This Schedule A is dated as of June 1, 2009 and relates to that certain Fair Value Services Amendment dated as of June 1, 2009 to Administration and Accounting Services Agreement dated November 1, 2006, as amended, by and between BHR Institutional Funds and PNC Global Investment Servicing (U.S.) Inc.

Funds

ClariVest International Equity Fund

Mount Lucas U.S. Focused Equity Fund

Smith Group Large Cap Core Growth Fund

Dynamic Energy Fund

Dynamic Energy Income Trust Fund

Dynamic Global Growth Fund

Dynamic Growth Navigator Fund

Dynamic Infrastructure Fund

Dynamic Natural Resources Fund

Dynamic Contrarian Advantage Fund

Dynamic Discovery Fund

Dynamic Gold & Precious Metals Fund

Dynamic North American Value Fund

Dynamic U.S. Growth Fund

Dynamic U.S. Value Fund

ClariVest SMid Cap Core Growth Fund

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Schedule B

BHR INSTITUTIONAL FUNDS

FOREIGN EQUITY FAIR VALUE PROCEDURES

Section 1.  PRICING PROCEDURES

PNC will apply the Fair Value Price Adjustments, received by the Pricing Vendor, currently ITG Inc., each business day, to the relevant foreign equity securities held by the Funds. In the event that PNC does not receive the Fair Value Price Adjustments from the Pricing Vendor, the prices of foreign equity securities will be determined in accordance with the Trust’s current security valuation procedures adopted by the Board of Trustees; provided that PNC’s obligation to act in accordance with such security valuation procedures shall be contingent upon (i) PMC’s receipt of a current copy of such security valuation procedures and (ii) PNC written consent to perform such actions set forth in the procedures that are explicitly applicable to PNC.

Section 2.  NASDAQ CUTOFF

The Trust hereby instructs PNC to wait to receive Fair Value Price Adjustments from the Pricing Vendor before calculating the relevant Funds’ NAVs to be provided to NASDAQ. The Trust understands and acknowledges that if the Fair Value Price Adjustments are not timely received by PNC, the Funds’ NAVs may not be timely submitted to NASDAQ.

Section 3.  REPORTING

PNC shall provide to the Trust a daily portfolio valuation report and will assist the Trust with quarterly board reporting with respect to Fair Value Price Adjustments.

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